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                                                                    Exhibit 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Mainsail Networks, Inc. 1997 Stock Option Plan of Terayon Communication Systems, Inc., of our report dated January 17, 2000, with respect to the consolidated financial statements and schedule of Terayon Communication Systems, Inc. included in its Annual Report (Form 10-K/A), as amended on April 28, 2000, for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California
October 24, 2000